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                                                                     EXHIBIT 4.2

                            INVESTOR RIGHTS AGREEMENT

          This INVESTOR RIGHTS AGREEMENT (this "Agreement"), is entered into as of March 28, 2002, by and among Centiv, Inc., a Georgia corporation (the "Company"), and the undersigned investors who are signatories to this Agreement (together with any permitted transferees or assigns or any additional investors who become party to this Agreement pursuant to Section 11.2 hereof, the "Investors").

                                   BACKGROUND

          A. The Company and the Investors have entered into a Securities Purchase Agreement dated the same date as this Agreement (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, the Company has agreed to issue and sell to the Investors (i) shares of the Company's Series A Convertible Preferred, par value $.001 per share (the "Preferred Stock"), and
(ii) warrants to purchase Preferred Stock (the "Warrants"). The shares of Preferred Stock are convertible into shares of the Company's Class A Common Stock, $.001 per share ("Common Stock").

          B. To induce the Investors to purchase the Shares and the Warrants, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (such act, together with the rules and regulations thereunder, or any similar successor statute, the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, the Company and the Investors hereby agree as follows:

1. DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings:

          1.1 "BENEFICIALLY OWNED" with respect to an Investor or group of Investors includes all Registrable Securities then held by such Investor or group of Investors plus all Registrable Securities acquirable by such Investor or group of Investors upon conversion of Preferred Stock or exercise of Warrants (and, if applicable, conversion of Preferred Stock issuable upon exercise of Warrants).

          1.2 "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California are authorized or obligated by law, regulation or executive order to close.

          1.3 "CLOSING DATE" shall have the meaning set forth in Section 2.2 of the Securities Purchase Agreement.

          1.4 "CONVERSION SHARES" shall mean the shares of Common Stock issuable upon conversion of the Preferred Stock (including Preferred Stock issued or issuable upon exercise of the Warrants).

          1.5 "PRO RATA PERCENTAGE" shall mean, with respect to any Investor as of a particular time, a percentage computed by dividing (a) the number of Registrable Securities Beneficially Owned by such Investor, by (b) the number of shares of Common Stock and Preferred Stock issued and outstanding plus the number of Warrant Common Shares issuable upon exercise of Warrants outstanding (all on an as-converted basis).

         1.6 "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          1.7 "REGISTRABLE SECURITIES" means (i) the Conversion Shares, (ii) the Warrant Common Shares, (iii) any shares of Common Stock issued to an Investor in lieu of any cash compensation payment pursuant

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to Section 2.3 of this Agreement and (iv) any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing or the Shares.

          1.8 "REGISTRATION STATEMENT" means one or more registration statements of the Company under the Securities Act.

          1.9 "SEC" means the United States Securities and Exchange Commission.

          1.10 "SHARES" shall mean the shares of Preferred Stock issued on the Closing Date.

          1.11 "WARRANT COMMON SHARES" shall mean shares of Common Stock issuable directly upon exercise of or otherwise pursuant to the Warrants.

2. REGISTRATION.

          2.1 MANDATORY REGISTRATION STATEMENT FILING. The Company shall file with the SEC, on or prior to the date which is thirty (30) calendar days after the Closing Date (the "Filing Deadline") a Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act (such rule or any successor thereto, "Rule 415") covering the resale by the Investors of up to 4,320,000 shares of Common Stock (which includes all Conversion Shares and Warrant Common Shares), and the shares of Common Stock issuable under the stock option referenced in Section 3.18, which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock or exercise of the Warrants or options to prevent dilution resulting from stock splits, stock dividends or similar transactions (the "Initial Registration Statement"). The Initial Registration Statement shall be provided to (and subject to the review by) the Investors and their counsel at least five (5) business days prior to its filing or other submission.

          2.2 UNDERWRITTEN OFFERING. The Investors may offer and sell the Registrable Securities pursuant to a Registration Statement filed in accordance with Section 2.1 in an underwritten offering. In any such underwritten offering, the Investors who Beneficially Own a majority in interest of the Registrable Securities subject to such underwritten offering, shall have the right to select one legal counsel to represent the Investors and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. In the event that any Investors elect not to participate in such underwritten offering, the Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to the Investors participating in such underwritten offering and the Investors electing not to participate in such underwritten offering (including, without limitation, the ability of nonparticipating Investors to sell from time to time and at any time during the effectiveness of such Registration Statement).

          2.3 REGISTRATION DEADLINE; PAYMENTS BY THE COMPANY.

          (a) The Company shall use its best efforts to cause the Initial Registration to become effective as soon as practicable, but in no event later than the ninetieth (90th) day after the Closing Date (the "Registration Deadline"). If (A) the Initial Registration Statement is not filed with the SEC by the Filing Deadline, (B) the Initial Registration Statement is not declared effective by the SEC on or before the Registration Deadline, or (C) after the Initial Registration Statement has been declared effective by the SEC, sales of the Registrable Securities required to be included therein cannot be made pursuant to the Registration Statement because such Registration Statement ceases to be effective under the Securities Act or the Company informs the Investors under Section 3.5 or otherwise that they should not use the Registration Statement for sales of Registrable Securities (each a "Registration Suspension"), then the Company will, subject to Section 2.3(c) below, make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2.3 as compensation for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities

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(which remedy shall not be exclusive of any other remedies available to obtain specific performance by the Company of its obligations hereunder, but shall be exclusive of any actions for damages relating to the failure by the Company after exercising its best efforts to obtain or maintain the effectiveness of any particular registration statement).

          (b) In the event the compensation provisions of Section 2.3(a) are triggered, the Company shall pay to each Investor an amount equal to (A) the amount paid by such Investor for the Shares and Warrants purchased by such Investor (or if such Investor is not the original purchaser of such securities, the amount paid by the original purchaser thereof), multiplied by (B) one percent, multiplied by (C) the number of days after the Filing Deadline and prior to the date the Initial Registration Statement is filed with the SEC, plus the number of days after the Registration Deadline and prior to the date the Registration Statement is declared effective by the SEC plus, in the event of a Registration Suspension, except with respect to any Blackout Period (as defined below), the number of additional days that sales of any Registrable Securities required to be included in a Registration Statement cannot be made pursuant to a Registration Statement after such Registration Statement has been declared effective, divided by (D) thirty.

          (c) Notwithstanding the foregoing, a Registration Suspension during a Blackout Period (as defined below) shall not give rise to an obligation to make a payment under this Section 2.3. For purposes of this Agreement, "Blackout Period" shall mean such day or days, not to exceed an aggregate of twenty-five
(25) business days during any period of twelve (12) consecutive months, with respect to which the Board of Directors of the Company determines in good faith
(A) that an amendment or supplement to a Registration Statement or prospectus contained therein is necessary in light of subsequent events, in order to correct a material misstatement made therein or to include information the absence of which would render the Registration Statement or such prospectus materially misleading and (B) that the filing of such amendment or supplement would result in the disclosure of information which the Company has a bona fide business purpose for preserving as confidential; provided that the Company shall be entitled to impose no more than four (4) Blackout Periods during any period of twelve (12) consecutive months and the Company shall notify the Investors immediately upon imposition of any Blackout Period.

          (d) Amounts payable under this Section 2.3 shall at the option of the Company either be paid (i) in cash, or (b) in shares of Common Stock, valuing the Common Stock at a price equal to the closing price of the shares of Common Stock on the Nasdaq Stock Market ("Nasdaq") on the trading day immediately prior to the date such shares are issued (or such other method of valuation as agreed by the Company and such Investor) , and any shares of Common Stock so issued shall be Registrable Securities (provided that the failure of such shares to be registered at the time of payment shall not preclude the Company from using such shares for payment of its obligations under this Section 2.3). Payments under this Section 2.3 shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for such thirty
(30) day period. If such payment is not made within the applicable period, the Investor thereafter shall be entitled to additional compensation on the unpaid amount at a rate equal of two percent (2%) per month until such amount is paid in full to the Investor. If the Company decides to make payment partially in cash and partially in stock, , the Company will pay the Investors such cash amounts and share amounts pro rata based upon the total amounts payable to each Investor as a percentage of the total amounts payable to all Investors.

          2.4 ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it is eligible to register the resale of Registrable Securities on a registration statement on Form S-3 under Rule 415 under the Securities Act. To the Company's knowledge, after reasonable investigation, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities. The Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain its eligibility for the use of Form S-3.

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          2.5 PIGGY-BACK RIGHTS.

          (a) If at any time the Company proposes to register any of its stock or other securities under the Securities Act (including for this purpose a registration effected by the Company for shareholders other than the Investors, but excluding a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock or stock option plan or to other compensatory arrangements to the extent includible on Form S-8, or a registration on Form S-4), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of any Investor given within ten (10) days after receipt by such Investor of such notice by the Company in accordance with Section 13.2, the Company shall, subject to Section 2.5(b), use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that such Investor has requested to be registered. The Company shall have no obligation under this
Section 2.5 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Investor for its failure to do so. No registration effected under this Section
2.5 shall relieve the Company of any of its obligations to effect registration under Section 2.1.

          (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under
Section 2.5 to include any Investor's securities in such underwriting unless such Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided, however, that no Investor participating in such underwriting shall be required to make any representations, warranties or indemnities in their capacity as selling stockholders except as they relate to such Investor's ownership of shares and authority to enter into the underwriting agreement and such Investor's intended method of distribution. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in any offering referred to in Section 2.5 exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. The securities so included shall be apportioned pro rata among the selling shareholders.

3. OBLIGATIONS OF THE COMPANY.

          In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

          3.1 PREPARATION, FILING AND EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall prepare and file with the SEC on or before the Filing Deadline the Initial Registration Statement and shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the Registration Deadline). The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until the earliest of (a) six years from the date of this Agreement, (b) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Investors or the Company) may be immediately sold to the public in a single transaction pursuant to Rule 144(k) under the Securities Act or otherwise without registration or restriction, including Registrable Securities issuable upon exercise of the Warrants (the "Registration Period"), (c) two years after all of the Warrants have been either redeemed or exercised, or (d) two years after all of the outstanding shares of Preferred Stock have been converted into Common Stock; provided, that in the case of a termination of the effectiveness of the Registration Statement under clauses (b), (c) or (d), the Company shall provide notice to the Investors ninety (90) days prior to the date on which the Registration Statement shall cease to be effective . Each Registration Statement filed under this Agreement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with

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applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments)).

          3.2 AMENDMENTS AND SUPPLEMENTS. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Initial Registration Statement and the prospectus used in connection with the Initial Registration Statement as may be necessary to keep the Initial Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Initial Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Initial Registration Statement. If for any reason the number of shares registered under the Initial Registration Statement filed pursuant to this Agreement is, for any three (3) consecutive trading days (the last of such three
(3) trading days being the "Registration Trigger Date"), insufficient to cover one hundred percent (100%) of the Registrable Securities (including Registrable Securities issuable upon exercise of the Warrants or upon conversion of the Preferred Stock), the Company shall amend the Initial Registration Statement, or file a new Registration Statement (on the shortest form available therefor, if applicable), or both, so as to cover one hundred percent (100%) of the Registrable Securities (including Registrable Securities issuable upon exercise of the Warrants or upon conversion of the Preferred Stock) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within ten (10) days after the Registration Trigger Date. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Any failure by the Company to effectuate the provisions of this Section shall result in the accrual of compensatory damages as set forth in Section 2.3.

          3.3 FURNISHING MATERIALS TO INVESTORS. The Company shall furnish to each Investor whose Registrable Securities are included in a Registration Statement and its legal counsel promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto. In addition, in the case of the Initial Registration Statement, the Company shall promptly furnish to the Investors (i) all correspondence received from the SEC relating to that Registration Statement and, within at least two days prior to the date of submission, a copy of each letter written by or on behalf of the Company to the SEC, and the Company shall cooperate in making all reasonable modifications requested by the Investors to any portion of any letter or other correspondence from the Company to the SEC that relates to the Investors or transactions contemplated by agreements between the Company and any investors, (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as an Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

          3.4 UNDERWRITTEN OFFERING. In the event the Investors who Beneficially Own a majority in interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

          3.5 NOTIFICATION OF EVENTS. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor by telephone and facsimile of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as

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then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, except during a Blackout Period, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

          3.6 STOP ORDERS OR OTHER SUSPENSIONS OF EFFECTIVENESS. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable date (including in each case by amending or supplementing such Registration Statement) and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

          3.7 REVIEW BY COUNSEL. The Company shall provide to a single counsel designated by the Investors a copy for review of any Registration Statement and all amendments and supplements thereto at least two (2) business days prior to their filing with the SEC, except for the Initial Registration Statement which shall be provided at least five business days in advance pursuant to Section 2.1 hereof.

          3.8 EARNINGS STATEMENT. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

          3.9 OPINION AND COMFORT LETTERS. At the request of any Investor whose Registrable Securities are included in a Registration Statement relating to an underwritten offering, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to the Investors and underwriters in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors and the underwriters.

          3.10 DUE DILIGENCE INSPECTION.The Company shall make available for inspection by (i) any Investor whose Registrable Securities are included in a Registration Statement, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by the underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company, as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence, provided, however, that each such Inspector shall, if reasonably requested to do so by the Company, be required to execute a confidentiality agreement in form and substance reasonably acceptable to such Inspector and the Company.

          3.11 CONFIDENTIALITY.The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information

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concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          3.12 LISTING.The Company shall use its best efforts to promptly either
(i) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on Nasdaq, and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities; or (ii) cause all the Registrable Securities covered by the Registration Statement to be listed on the New York Stock Exchange, American Stock Exchange or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange

          3.13 TRANSFER AGENT AND REGISTRAR. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

          3.14 DELIVERY OF CERTIFICATES. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as Exhibit 1.

          3.15 PLAN OF DISTRIBUTION. Following effectiveness of the Initial Registration Statement, at the request of Investors who Beneficially Own a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) or supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement; provided, however, that in the event that the Company files an amendment at the request of the Investors pursuant to this paragraph and the SEC reviews such amendment, then the Company shall not be responsible for any compensation under Section 2.3 from any resulting Registration Suspension arising solely from said review so long as the Company uses its best efforts to have the Registration Statement declared effective as soon as practicable following such Registration Suspension.

          3.16 COMPLIANCE WITH LAWS. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC).

          3.17 OTHER ACTIONS. The Company shall take all such other actions as any Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

          3.18 LIMITATIONS ON GRANT OF OTHER REGISTRATION RIGHTS. Except as set forth in the Disclosure Schedule to the Securities Purchase Agreement, the Company does not have in place any agreements that would require it to include securities in the Initial Registration Statement other than the Registrable Securities under this Agreement and the Common Stock issuable under the option referenced in the last

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sentence of this Section 3.18. From and after the date of this Agreement, the
Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in the Initial Registration Statement under Section 2.1 hereof or any amendment or supplement thereto under
Section 3.2 hereof without the consent of the holders who Beneficially Own a majority in interest of the Registrable Securities, except for (a) Registrable Securities held by additional investors who become parties to this Agreement pursuant to Section 11.2, and (b) shares of Common Stock issuable upon exercise of the options issued or issuable to Steve Carnevale.

          3.19 BLUE SKY LAWS. The Company shall not be obligated to register or qualify the re-sale of the Registrable Securities under the blue sky laws of the various states, unless specifically requested by the Investors. If requested by the Investors, the Company shall from time to time take such actions as the Company shall reasonably determine are necessary to qualify the Registrable Securities for, or obtain exemption for the Registrable Securities for, resale by the Investors under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investors; provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any such jurisdiction.

4. OBLIGATIONS OF THE INVESTORS.

          In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

          4.1 FURNISHING INFORMATION TO THE COMPANY. Each Investor shall use its best efforts to promptly provide the Company with any information reasonably requested by the Company relating to such Investor, the plan of distribution or otherwise within the knowledge of such Investor in connection with responding to comments received by the Company from the SEC or in connection with the preparation, filing or effectiveness of any registration statement hereunder. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of any information the Company requires from each such Investor.

          4.2 COOPERATION. Each Investor shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          4.3 UNDERWRITTEN OFFERINGS. In the event Investors who Beneficially Own a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter(s) of such offering and the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election not to participate in such underwritten distribution. No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions. Notwithstanding anything in this Section 4.3 to the contrary, this Section 4.3 is not intended to limit an Investor's rights under Section 2.1 or 3.4 of this Agreement.

          4.4 RECEIPT OF NOTIFICATION FROM THE COMPANY. In the event that the Company informs the Investors that the Company must file an amendment or supplement to the Registration Statement to correct an untrue statement or omission pursuant to Section 3.5 of this Agreement, the Investors will not sell any Registrable Securities until the Company notifies the Investors that the Company has filed such amendment or supplement. Investors shall be free to sell their Registrable Securities under a Registration Statement that has been declared effective without prior notification to the Company, unless they are in receipt of such a notice from the Company and the untrue statement or omission has not yet been addressed by the Company.

5. EXPENSES OF REGISTRATION.

          All reasonable expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, shall be borne by the Company. Fees and disbursements of one counsel selected by the Investors in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above shall be paid by the Company.

6. INDEMNIFICATION.

          In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          6.1 INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor, and (ii) the directors, officers, partners, members, employees and agents of such Investor and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section
6.3 with respect to the number of legal counsel, the Company shall reimburse the Investors and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 11.1.

          6.2 INDEMNIFCATION BY AN INVESTOR. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to
Section 6.3 such Investor will reimburse any legal fees and expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6.2 and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 11.1.

          6.3 INDEMNIFICATION PROCEDURE.Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors who Beneficially Own a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7. CONTRIBUTION.

          To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. PARTICPATION RIGHTS.

          8.1 PARTICIPATION RIGHTS. The Company agrees that each Investor shall have a right of first refusal to purchase its Pro Rata Percentage of the total amount of any issuance of any shares of capital stock of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or by their terms may become, convertible into said capital stock that the Company, from time to time, may propose to sell and issue (the "Participation Securities"), provided, however, that the term Participation Securities shall not apply to (1) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof that are disclosed in Section 4.3 of the Disclosure Schedule to the Securities Purchase Agreement, (2) the grant of additional options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, stock purchase or restricted stock plan for the benefit of the Company's employees, consultants or directors, or (3) upon conversion of the Preferred Stock or exercise of the Warrants.

          8.2 RIGHTS NOTICE. If the Company proposes to issue Participation Securities, it will give each Investor written notice (the "Rights Notice") of the Company's intention to do so, describing the Participation Securities, the price, and the general terms upon which the Company proposes to issue them. Each such Investor will have 14 days from the date of delivery of the Rights Notice to agree to purchase up to its Pro Rata Percentage of the total amount of such Participation Securities for the price and upon the general terms specified in the Rights Notice by giving written notice to the Company setting forth the quantity of Participation Securities to be purchased.

          8.3 CLOSING OF SALE OF PARTICIPATION SECURITIES. The Company will have 120 days after the date of delivery of the Rights Notice to sell the Participation Securities that were not purchased by the Investors, at a price and upon general terms no more favorable to the purchasers thereof than the price and general terms specified in the Rights Notice. If the Company does not sell the Participation Securities within said 120-day period as provided in the preceding sentence, the Company will not thereafter issue or sell any of such Participation Securities without complying with the provisions of Section 8.2.

9. BOARD MATTERS

          9.1 BOARD NOMINEE. For so long as the Investors (or their permitted assigns) collectively Beneficially Own at least 250,000 Registrable Securities (as adjusted for stock splits, reverse stock splits and the like), the Company shall use its best efforts to have one nominee of holders of a majority of the Registrable Securities Beneficially Owned by the Investors elected to the Board (the "Investor Director"); provided, however, that so long as the holders of Preferred Stock are entitled to nominate and elect a director pursuant to the provisions of the Certificate of Designations, the nomination and election of the Investor Director shall be governed by the Certificate of Designations and not this Section 9.1.

          9.2 BOARD OBSERVER. For so long as the Investors (or their permitted assigns) collectively Beneficially Own at least 125,000 Registrable Securities (as adjusted for stock splits, reverse stock splits and the like), the holders of a majority of the shares of Registrable Securities Beneficially Owned by the Investors shall have the right to appoint a board observer who shall have the right to attend and observe all meetings of the Board of Directors and committees thereof. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or any committee thereof, the Company shall give written notice thereof to the Board observer prior to the effective date of such consent describing in reasonable detail the nature and the substance of such action.

          9.3 INDEMNIFICATION AND INSURANCE. The Company shall enter into an indemnification agreement with the Board member designated by the Investors in accordance with Section 9.1 on terms no less favorable than the indemnification agreement that any other member of the Board has from the Company. At all times that a designee of the Investors is serving on the Board of Directors, the Company shall maintain directors and officers insurance coverage with a minimum coverage limit of $6 million and a deductible of no more than $150,000. The policy shall be an "occurrence" policy, and not a "claims made" policy. The Company represents that such policy is in place as of the date of execution of this Agreement.

10. REPORTS UNDER THE EXCHANGE ACT.

          With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees, during the Registration Period, to:

          (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 5.3 of the Securities Purchase Agreement or similar obligations of the Company to Investors who become party to this Agreement pursuant to Section 11.2) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

          (b) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

11. ASSIGNMENT OF RIGHTS; ADDITIONAL INVESTORS.

          11.1 ASSIGNMENT. The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall only be assignable by an Investor to a transferee or assignee of Registrable Securities, Preferred Stock or Warrants if: (i) the Company is furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned, (ii) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (iii) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement (or, if applicable, other purchase agreement entered into by an Investor who becomes party to this Agreement pursuant to Section 11.2). In addition, and notwithstanding anything to the contrary contained in this Agreement, the Securities Purchase Agreement (or other purchase agreement entered into by any Investors who become party to this Agreement pursuant to Section 11.2) or the Warrants, the Registrable Securities, Preferred Stock and Warrants may be pledged, and all rights of the Investors under this Agreement or any other agreement or document related to the transaction contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with an Investor's margin or brokerage accounts.

          11.2 ADDITIONAL INVESTORS. If after the date hereof, the Company sells additional shares of Preferred Stock as permitted under Section 5.9 of the Securities Purchase Agreement, the Company may allow the purchasers thereof to become parties to this Agreement by (a) obtaining an executed written instrument from the purchasers thereof in which they agree to be bound by the terms and conditions of this Agreement as a party to this Agreement, and (b) providing the existing Investors written notice of the addition of such new parties and the number of Registrable Securities Beneficially Owned by such new Investors.. Such purchasers shall thereafter be deemed "Investors" hereunder and parties to this Agreement.

12. AMENDMENT OF RIGHTS.

          Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, and the Investors who Beneficially Own 66-2/3% of the Registrable Securities Beneficially Owned by all Investors (or their permitted assigns). Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Investor and the Company.

13. MISCELLANEOUS.

          13.1 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          13.2 NOTICE. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, one (1) business day after being deposited with a nationally recognized overnight delivery service, or immediately if delivered personally, by same-day courier or by confirmed telecopy, (such confirmation being conclusive proof of receipt or delivery) in each case addressed to a party. The addresses for such communications shall be:

          If to the Company:

                  Centiv, Inc.
                  998 Forest Edge Drive
                  Vernon Hills, IL 60061
                  Telephone No.:  847-876-8300
                  Facsimile No.:  847-955-1269
                  Attention:  President

          With a copy to:

                  Gardner, Carton & Douglas
                  321 North Clark Street
                  Chicago, IL  60610
                  Telephone No.:  312-245-8431
                  Facsimile No.:  312-644-3381
                  Attention:  Stephen Tsoris

If to an Investor, to the address of such Investor set forth on Exhibit A to the Securities Purchase Agreement (or other purchase agreement entered into by any Investors who become party to this Agreement pursuant to Section 11.2) or such other address as is provided by the Investor to the Company in writing pursuant to this Section 13.2, with a copy to:

                  Richard Friedman, Esq.
                  9705 Eagle Rising Cove
                  Austin, TX 78730
                  Telephone No.:   (512) 338-0145
                  Telecopy No.:    (512) 338-9131

          13.3 FAILURE TO EXERCISE RIGHTS OR REMEDIES. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          13.4 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California. Each party irrevocably consents to the non-exclusive jurisdiction of the United States federal courts and state courts located in San Francisco, California in any suit or proceeding based on or arising under this Agreement. Each party irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such courts. Each party further agrees that service of process upon it mailed by first class mail to the address set forth in Section 13.2 shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. Each party agrees that a final non- appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          13.5 ENTIRE AGREEMENT. This Agreement, the Securities Purchase Agreement or other purchase agreement entered into by any Investors who become party to this Agreement pursuant to Section 11.2 (including all schedules and exhibits thereto), and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement (or other purchase agreement entered into by any Investors who become party to this Agreement pursuant to Section 11.2) and the Warrants supersede all prior agreements and understandings among the parties hereto and thereto with respect to the subject matter hereof and thereof.

          13.6. SUCCESSORS AND ASSIGNS. Subject to the requirements of Section
11.1 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, except in connection with a merger, consolidation or sale of all or substantially all of the Company's assets in which the surviving or successor entity in such transaction (a) assumes the Company's obligations hereunder, and (b) is a publicly traded Company whose common stock is listed and trades on Nasdaq, the New York Stock Exchange or the American Stock Exchange.

          13.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          13.8 OTHER ACTIONS. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          13.9 DETERMINATIONS. All consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors who Beneficially Own 66-2/3% of the Registrable Securities Beneficially Owned by all Investors (or their permitted assigns).

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date written in the first paragraph of this Agreement.

                                                COMPANY:

                                                CENTIV, INC.

                                                By: /s/ Thomas M. Mason
                                                   ---------------------------
                                                Title: Chief Financial Officer
                                                       -----------------------

                                  CENTIV, INC.
                            INVESTOR RIGHTS AGREEMENT
                             INVESTOR SIGNATURE PAGE

                                                ------------------------------
                                                (PRINT NAME OF INVESTOR)

                                                ------------------------------
                                                (SIGNATURE)

                                                ------------------------------
                                                (PRINTED NAME OF SIGNATORY)

                                                ------------------------------
                                                (TITLE OF SIGNATORY)

                                    EXHIBIT 1
                                       to
                            Investor Rights Agreement

[Date]

[Name and address of transfer agent]

Ladies and Gentlemen:

We have acted as counsel to Centiv, Inc., a Georgia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about _______ __, 2002, for the purpose of registering under the Securities Act of 1933, as amended, up to ________ shares of its Class A Common Stock, $.001 par value (the "Shares") for resale by certain selling stockholders.

It is our opinion that the Registration Statement on Form S-3 (File No. 333- _____________) naming [names of Investors] as selling stockholders of the Shares was declared effective by the Securities and Exchange Commission on _________, 2002.

Our opinion expressed in this letter is based solely upon a letter from the Commission date _______, 2002 confirming that the registration was declared effective and telephone communications between ______________, an attorney of this office, and ___________, a member of the Commission staff on ___________, 2002, confirming that no stop order has been issued as of the date of such communication.

This opinion is rendered to you in connection with the request to remove the legends from the Shares and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose without our prior consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

                                Very truly yours,

cc: [Names of Investor]

                              SCHEDULE OF INVESTORS

------------------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF UNITS (EACH
                                                CONSISTING OF ONE SHARE OF
                                                   PREFERRED STOCK AND A
                                                  WARRANT TO PURCHASE ONE                                FIRST OR SECOND
NAME AND ADDRESS                                 SHARE OF PREFERRED STOCK)        INVESTMENT AMOUNT          CLOSING
------------------------------------------------------------------------------------------------------------------------------
Fieberg Inter-Vivos Revocable Trust                       10,000                  $   100,000                  First
28342 Via Ordaz
San Juan Capistrano, CA 92678
Telephone No.:  (949) 493-7638
Telecopy No.:  (949) 240-1213
Attention:  Paul H. Fieberg

------------------------------------------------------------------------------------------------------------------------------
Sixth Bridge L.P.                                          5,000                  $    50,000                  First
576 Dalewood Drive
Orinda, CA 94563
Telephone No.:  (925) 254-4443
Telecopy No.:  (925) 254-4435
Attention: Albert E. Sisto

------------------------------------------------------------------------------------------------------------------------------
Talkot Crossover Fund                                     50,000                  $   500,000                  First
2400 Bridgeway, Suite 200
Sausalito, CA 94965
Telephone No.:  (415) 332-3760
Telecopy No.:  (415) 332-3760 x6019
Attention:  Thomas B. Akin

------------------------------------------------------------------------------------------------------------------------------
Thomas B. Akin                                            50,000                  $   500,000                  First
2400 Bridgeway, Suite 200
Sausalito, CA 94965
Telephone No.:  (415) 332-3760
Telecopy No.:  (415) 332-3760 x6019

------------------------------------------------------------------------------------------------------------------------------
EDJ Limited                                               10,000                  $   100,000                  Second
c/o Deltec Bank & Trust
Deltec House/Lyford Cay
P.O. Box N-3229
Nassau, Bahamas
Telephone No.:  (415) 461-4410
Telecopy No.:  (415) 461-4405
Attention:  Jeffrey H. Porter

------------------------------------------------------------------------------------------------------------------------------
Ben Joseph Partners                                        5,000                  $    50,000                  Second
300 Drakes Landing Road, Suite 175
Greenbrae, CA 94904-3124
Telephone No.:  (415) 461-4410
Telecopy No.:  (415) 461-4405
Attention:  Jeffrey H. Porter

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF UNITS (EACH
                                                CONSISTING OF ONE SHARE OF
                                                   PREFERRED STOCK AND A
                                                  WARRANT TO PURCHASE ONE                                FIRST OR SECOND
NAME AND ADDRESS                                 SHARE OF PREFERRED STOCK)        INVESTMENT AMOUNT          CLOSING
------------------------------------------------------------------------------------------------------------------------------
Robert Schacter                                           10,000                  $   100,000                  Second
c/o Reedland Capital Partners
30 Sunnyside Avenue
Mill Valley, CA 94941
Telephone No.:  (415) 383-4700
Telecopy No.:  (415) 383-4799

------------------------------------------------------------------------------------------------------------------------------
Pennell Venture Partners Marathon Fund II, LP             50,000                  $   500,000                  First
Pennell Venture Partners
10 Jones Street, 6th Floor
New York, NY 10014
Telephone No.:  (212) 206-1295
Telecopy No.:  (646) 365-3195
Attention:  Thomas B. Pennell

------------------------------------------------------------------------------------------------------------------------------
Sabre Institutional Partners                               3,600                  $    36,000                  First
c/o Barbary Coast Capital Management
One Sansome Street, Suite 2900
San Francisco, CA 94104
Telephone No.:  (415) 835-3880
Telecopy No.:  (415) 835-3890
Attention:  Stephen Worthington

------------------------------------------------------------------------------------------------------------------------------
ZCM Asset Holding Company, LLC                             2,200                  $    22,000                  First
c/o Barbary Coast Capital Management
One Sansome Street, Suite 2900
San Francisco, CA 94104
Telephone No.:  (415) 835-3880
Telecopy No.:  (415) 835-3890
Attention:  Stephen Worthington

------------------------------------------------------------------------------------------------------------------------------
Garrison Master Fund                                      19,200                  $   192,000                  First
c/o Barbary Coast Capital Management
One Sansome Street, Suite 2900
San Francisco, CA 94104
Telephone No.:  (415) 835-3880
Telecopy No.:  (415) 835-3890
Attention:  Stephen Worthington

------------------------------------------------------------------------------------------------------------------------------
Richard Friedman                                           1,000                  $    10,000                  First
9705 Eagle Rising Cove

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   NUMBER OF UNITS (EACH
                                                CONSISTING OF ONE SHARE OF
                                                   PREFERRED STOCK AND A
                                                  WARRANT TO PURCHASE ONE                                FIRST OR SECOND
NAME AND ADDRESS                                 SHARE OF PREFERRED STOCK)        INVESTMENT AMOUNT          CLOSING
------------------------------------------------------------------------------------------------------------------------------
Austin, TX  78730
Telephone No.:  (512) 338-0145
Facsimile No.: (512) 338-9131

------------------------------------------------------------------------------------------------------------------------------
                                         TOTAL           216,000                  $ 2,160,000
------------------------------------------------------------------------------------------------------------------------------

                                       20